                                                                    Exhibit 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                        Chrysler Center, 666 Third Avenue
                            New York, New York 10017

                                                                212 935 3000
                                                                212 983 3115 fax

                                       February 3, 2005

Majesco Holdings Inc.
160 Raritan Center Parkway
Edison, New Jersey  08837

Ladies and gentlemen:

         We have acted as counsel for Majesco Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation of the
Registration Statement on Form S-3 (the "Registration Statement") filed with the
Securities and Exchange Commission (the "Commission") on February 3, 2005 under the Securities Act of 1933, as amended (the "Act"), for registration under the
Act of up to 1,171,422 shares of common stock that were issued on December 22,
2004, upon exercise, at $5.95 per share, of previously issued warrants, dated
February 26, 2004, that were initially exercisable at $7.00 per share.

         As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that the 1,171,422 shares of common stock, as such issuance is described in the immediately preceding paragraph, were duly authorized and validly issued by the Company, and are fully paid and non-assessable.

         We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of
New York, the General Corporation Law of the State of Delaware and the Federal
laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to this firm under the caption
"Legal Matters" in the Prospectus which is a part of the Registration Statement.
Reference is made to the section of the Registration Statement entitled "Legal
Matters" for a description of ownership of the Company's securities by a member of this firm.

                               Very truly yours,

                               Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.